EXHIBIT 99.1

WisdomTree Announces Fourth Quarter and Year End 2014 Results

$0.07 diluted net income EPS for the quarter and $0.44 for the year

$4.5 billion fourth quarter inflows and $5.1 billion for the year

Declares $0.08 quarterly dividend

New York, NY – (GlobeNewswire) – February 6, 2015 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported net income of $9.6 million or $0.07 per diluted EPS in the fourth quarter. Pre-tax income was $16.7 million in the fourth quarter, an increase of 1.2% from the fourth quarter of 2013 and down 17.7% from the third quarter of 2014. Included in the quarter was a loss of $1.9 million, or $0.01 per diluted EPS, associated with the Company’s European listed ETP business, which was acquired in April 2014. Pre-tax income is comparable to previous periods since the Company did not record income tax expense prior to 2014.

For the year, net income was $61.1 million or $0.44 per diluted EPS. Pre-tax income was $73.5 million, an increase of 42.7% from the prior year. Excluding the results of our European listed ETP business, pre-tax income increased 52.6% from the prior year.

WisdomTree CEO and President Jonathan Steinberg said,

“Before discussing our strong fourth quarter and year of accomplishments, I’d first like to comment on WisdomTree’s larger opportunity. The success of the $2 trillion ETF market is undeniable. Through greater investor education and awareness we are confident its growth will continue. Don’t be distracted by old debates like passive versus active, or new terminology like smart beta and liquid alts. The simple truth is that the ETF structure is just that, a structure by which you can access numerous asset classes and strategies. But it is a structure with the characteristics central to a positive investing experience: transparency, liquidity and tax efficiency. It is a matter of fact, not opinion, that ETFs are more competitive than traditional investment products in these crucial respects. The industry’s record $239 billion in 2014 annual inflows proves these truths are becoming more widely recognized every day.”

“WisdomTree’s $4.5 billion of net inflows in the fourth quarter, followed by another $4.6 billion year-to-date, demonstrate our momentum. WisdomTree’s accomplishments throughout 2014 – including the seamless back-office transition to State Street, the efficient acquisition and rollout of local products in Europe, additions to our U.S. product set and staff, and the implementation of a dividend and stock buyback to our capital management program – demonstrate our execution and growing resources.”

“In the fourth quarter we reported record revenues of $49.6 million and a strong balance sheet with cash and investments of $179 million. Our growing scale, cash flow and overall resources will allow us to exploit the tremendous opportunities we see ahead.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Dec. 31,	Sept. 30,	Dec. 31,	Sept. 30,	Dec. 31,
Operating Highlights	2014	2014	2013	2014	2013
US listed ETFs ($, in billions):
AUM	$39.3	$35.8	$34.9	9.7%	12.6%
Net inflows	$4.5	$0.7	$2.3	501.1%	94.8%
Average AUM	$37.7	$35.6	$33.1	6.0%	13.9%
Average advisory fee	0.52%	0.52%	0.51%	—	+0.01
Market share of industry inflows	3.8%	1.5%	3.9%	+2.3	-0.1

European listed ETPs ($, in millions):
AUM	$181.2	$123.2	—	47.1%	—
Net inflows	$98.2	$19.2	—	410.9%	—
Average advisory fee	0.73%	0.79%	—	-0.06	—

Financial Highlights ($, in millions, except per share amounts):
Consolidated Results:
Total revenues	$49.6	$47.1	$43.2	5.3%	14.9%
Pre-tax income	$16.7	$20.3	$16.5	-17.7%	1.2%
Net income	$9.6	$10.6	$16.5	-9.4%	-41.6%
Diluted earnings per share	$0.07	$0.08	$0.12	($0.01)	($0.05)
Pre-tax margin	33.6%	43.0%	38.2%	-9.4	-4.6

US listed ETFs:
Total revenues	$49.2	$46.9	$43.2	5.0%	14.0%
Pre-tax income	$18.6	$21.8	$16.5	-14.7%	13.0%
Gross margin[1] (non-GAAP)	82.5%	82.2%	78.2%	+0.3	+4.3
Pre-tax margin	37.8%	46.6%	38.2%	-8.8	-0.4

[1]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

	Year Ended Dec. 31,
Operating Highlights	2014	2013	Change
US listed ETFs ($, in billions):
AUM	$39.3	$34.9	12.6%
Net inflows	$5.1	$14.3	(64.6%)
Average AUM	$35.3	$28.5	24.0%
Average advisory fee	0.52%	0.52%	—
Market share of industry inflows	2.1%	8.0%	-5.9

Financial Highlights ($, in millions, except per share amounts):
Consolidated Results:
Total revenues	$183.8	$149.5	22.9%
Pre-tax income	$73.5	$51.5	42.7%
Net income	$61.1	$51.5	18.5%
Diluted earnings per share	$0.44	$0.37	+0.07
Pre-tax margin	40.0%	34.5%	+5.5

US listed ETFs:
Total revenues	$182.9	$149.5	22.4%
Pre-tax income	$78.6	$51.5	52.6%
Gross margin[2] (non-GAAP)	81.5%	75.6%	+5.9
Pre-tax margin	43.0%	34.5%	+8.5

[2]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

Recent Business Developments

•	On November 25, 2014, the WisdomTree Equity Income Fund (DHS) Surpassed $1 billion in assets

•	On December 10, 2014, the Company launched the Emerging Markets ex-State-Owned-Enterprises Fund (XSOE)

•	On December 18, 2014, the WisdomTree Europe Hedged Equity Fund (HEDJ) Surpassed $5 billion in assets

•	On January 22, 2015, WisdomTree cross-listed 4 additional ETFs on the Bolsa Mexicana de Valores

•	On January 26, 2015, WisdomTree added four additional ETFs to Schwab ETF OneSource™: WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund (AGZD), WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund (HYZD), WisdomTree Bloomberg U.S. Dollar Bullish Fund (USDU), WisdomTree Global ex-U.S. Dividend Growth Fund (DNL)

•	WisdomTree Europe:

•	Launched two WisdomTree UCITS ETFs on the London Stock Exchange on November 19, 2014; and launched six WisdomTree UCITS ETFs on the Borsa Italiana on January 19, 2015

•	Launched 12 Boost ETPs on Deutche Boerse’s Xetra on November 17, 2014; launched one fixed income ETP on the London Stock Exchange on November 26, 2014; and launched seven ETPs on the Borsa Italiana between December 10, 2014 and January 8, 2015

Assets Under Management and Net Inflows

US listed ETF assets under management (“AUM”) were $39.3 billion at December 31, 2014, up 12.6% from December 31, 2013 primarily due to inflow levels. US listed AUM was up 9.7% from September 30, 2014 primarily due to $4.5 billion of net inflows.

European listed AUM was $181.2 million, up 47.1% from $123.2 million at September 30, 2014 primarily due to $98.2 million of net inflows partly offset by $40.2 million of negative market movement.

Performance

In evaluating the performance of our US listed equity, fixed income and alternative ETFs against actively managed and index based mutual funds and ETFs, 87% of the $38.5 billion invested in our ETFs and 64% (33 of 52) of our ETFs outperformed their comparable Morningstar average since inception as of December 31, 2014.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Fourth Quarter Financial Discussion

Revenues

Total revenues increased 14.9% from the fourth quarter of 2013 and 5.3% compared to the third quarter of 2014 to $49.6 million primarily due to higher average AUM from strong inflows. Revenues from our European listed ETPs, which were acquired in April 2014, increased to $0.4 million from $0.2 million in the third quarter of 2014 primarily due to higher inflows for the Boost branded ETPs and the launch of WisdomTree branded ETFs in the quarter. Our average advisory fee for our US listed ETFs increased to 0.52% as compared to 0.51% for the fourth quarter of 2013 due to change in the mix of our AUM and remained the same at 0.52% as compared to the third quarter of 2014.

Margins

Gross margin for our US listed ETFs, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 82.5% in the fourth quarter of 2014 as compared to 78.2% in the fourth quarter of 2013 and 82.2% in the third quarter of 2014. The increase was primarily due to beneficial pricing changes for our fund accounting, administration and custody services, which took effect in April 2014.

Pre-tax margin was 33.6% in the fourth quarter of 2014 as compared to 38.2% in the fourth quarter of 2013 and 43.0% in the third quarter of 2014. Pre-tax margin for our US listed ETFs was 37.8% in the quarter.

Expenses

Total expenses increased 23.3% from the fourth quarter of 2013 and 22.6% compared to the third quarter of 2014 to $32.9 million. Included in the quarter was $2.3 million of expenses associated with our European listed ETPs.

•	Compensation and benefits expense increased 46.4% from the fourth quarter of 2013 to $14.1 million due to higher accrued incentive compensation due to our inflow levels in the fourth quarter as well as higher headcount related expenses to support our growth. Included in the quarter was $1.0 million in compensation costs for employees associated with our European listed ETPs. Our headcount was 101 in the US and 124 globally at the end of 2014.

•	Fund management and administration expense in the fourth quarter was relatively unchanged with the fourth quarter of 2013 at $8.9 million as costs associated with higher average AUM were offset by lower fees as a result of changing our fund accounting, administration and custody service provider. This expense increased 5.5% compared to the third quarter of 2014 due to US regulatory expenses associated with higher inflow levels and additional costs for the WisdomTree branded ETFs which were launched in Europe in the fourth quarter. We had 70 US listed ETFs and 56 European listed ETPs at the end of 2014.

•	Marketing and advertising expense increased 33.8% from the fourth quarter of 2013 to $2.9 million primarily due to higher levels of advertising related activities to support our growth. This expense decreased 14.1% from the third quarter of 2014 due to lower levels of advertising related activities.

•	Sales and business development expense increased 3.6% from the fourth quarter of 2013 and 49.6% from the third quarter of 2014 to $1.9 million primarily due to higher spending for sales and product development related initiatives.

•	Professional and consulting fees increased to $2.6 million in the fourth quarter of 2014, an increase of $1.6 million from the fourth quarter of 2013 and $1.2 million from the third quarter of 2014 primarily due to strategic consulting services.

•	Occupancy, communication and equipment expense decreased 13.7% from the fourth quarter of 2013 to $0.9 million. At the end of the third quarter of 2013, we began to pay for additional office space which began to occupy in January 2014. This expense was relatively unchanged compared to the third quarter of 2014.

•	Depreciation and amortization expense was relatively unchanged at $0.2 million for the fourth quarter of 2014 and 2013 as well as the third quarter of 2014.

•	Third-party sharing arrangements expense decreased 38.0% to $0.3 million in the fourth quarter of 2014 as compared to the fourth quarter of 2013 primarily due to lower fees to our third party marketing agent in Latin America. This expense increased 50.8% compared to the third quarter of 2014 due to fees for listing our ETFs on a third party platform.

•	Other expenses decreased 23.4% compared to the fourth quarter of 2013 and 2.0% compared to the third quarter of 2014 due to lower general and administrative expenses.

•	Income tax expense was $7.1 million for the fourth quarter of 2014. The effective tax rate on our US listed ETF business was 38.3% and our overall effective tax rate was 42.3% due to the non-deductibility of losses in our European ETP business. These losses may be recognized in the future after the European business is profitable. We did not record income tax expense in the fourth quarter of 2013.

Balance Sheet

As of December 31, 2014, the Company had total assets of $220.8 million which consisted primarily of cash and cash equivalents of $165.3 million and investments of $14.0 million. There were approximately 133.4 million shares of common stock outstanding as of December 31, 2014. Fully diluted weighted average shares outstanding were 138.8 million for the fourth quarter.

Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share of the Company’s common stock. The dividend will be paid on March 4, 2015 to stockholders of record as of the close of business on February 18, 2015.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, February 6, 2015 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	timing of payment of our cash income taxes;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	We have only a limited operating history and, as a result, recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•	Challenging market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•	Most of our assets under management are held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•	We derive a substantial portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•	We derive a substantial amount of our revenue from products invested in securities of Japanese companies and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets and currency fluctuations between the Japanese Yen and the U.S. Dollar.

•	We derive a majority of our revenue from a limited number of products – in particular one fund, WisdomTree Japan Hedged Equity Fund, that accounted for approximately 30% of our ETF AUM – and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the assets under management of those funds.

•	Our ETPs and ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•	We depend on other third parties to provide many critical services to operate our business and our ETPs and ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $44.6 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

Contact Information:

WisdomTree Investments, Inc.
Stuart Bell / Jessica Zaloom
+1.917.267.3702 / +1.917.267.3735 sbell@wisdomtree.com / jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,	%
	2014	2014	2013	2014	2013	2014	2013	Change

Revenues
Advisory fees	$49,327	$46,942	$42,903	5.1%	15.0%	$182,816	$148,594	23.0%
Other income	273	172	263	58.7%	3.8%	946	874	8.2%

Total revenues	49,600	47,114	43,166	5.3%	14.9%	183,762	149,468	22.9%

Expenses
Compensation and benefits	14,099	9,990	9,633	41.1%	46.4%	40,995	36,210	13.2%
Fund management and administration	8,932	8,465	8,953	5.5%	-0.2%	34,383	35,076	-2.0%
Marketing and advertising	2,869	3,341	2,145	-14.1%	33.8%	11,514	8,309	38.6%
Sales and business development	1,914	1,279	1,848	49.6%	3.6%	6,221	6,474	-3.9%
Professional and consulting fees	2,560	1,383	936	85.1%	173.5%	7,578	2,748	175.8%
Occupancy, communication and equipment	943	882	1,093	6.9%	-13.7%	3,578	2,784	28.5%
Depreciation and amortization	221	207	190	6.8%	16.3%	821	439	87.0%
Third party sharing arrangements	282	187	455	50.8%	-38.0%	594	1,368	-56.6%
Other	1,101	1,123	1,437	-2.0%	-23.4%	4,530	4,523	0.2%

Total expenses	32,921	26,857	26,690	22.6%	23.3%	110,214	97,931	12.5%

Income before taxes	16,679	20,257	16,476	-17.7%	1.2%	73,548	51,537	42.7%

Income tax expense	7,057	9,634	—	—	—	12,497	—	—

Net income	$9,622	$10,623	$16,476	-9.4%	-41.6%	$61,051	$51,537	18.5%

Income before taxes per share - basic	$0.13	$0.15	$0.13			$0.56	$0.41

Income before taxes per share - diluted	$0.12	$0.15	$0.12			$0.53	$0.37

Net income per share - basic	$0.07	$0.08	$0.13			$0.46	$0.41

Net income per share - diluted	$0.07	$0.08	$0.12			$0.44	$0.37

Weighted average common shares - basic	132,816	131,778	128,851			131,770	126,651

Weighted average common shares - diluted	138,787	138,346	140,065			138,551	139,797

WISDOMTREE INVESTMENTS, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	US Listed Business Q4/14	European Listed Business Q4/14	Total Q4/14	US Listed Business
							% Change From
				Q4/14	Q3/14	Q4/13	Q3/14	Q4/13
Revenues
Advisory fees	$48,966	$361	$49,327	$48,966	$46,659	$42,903	4.9%	14.1%
Other income	243	30	273	243	224	263	8.5%	-7.6%

Total revenues	49,209	391	49,600	49,209	46,883	43,166	5.0%	14.0%

Expenses
Compensation and benefits	13,127	972	14,099	13,127	9,250	9,633	41.9%	36.3%
Fund management and administration	8,334	598	8,932	8,334	8,139	8,953	2.4%	-6.9%
Marketing and advertising	2,696	173	2,869	2,696	3,244	2,145	-16.9%	25.7%
Sales and business development	1,620	294	1,914	1,620	1,185	1,848	36.7%	-12.3%
Professional and consulting fees	2,456	104	2,560	2,456	945	936	159.9%	162.4%
Occupancy, communication and equipment	850	93	943	850	809	1,093	5.1%	-22.2%
Depreciation and amortization	219	2	221	219	206	190	6.3%	15.3%
Third party sharing arrangements	282	—	282	282	187	455	50.8%	-38.0%
Other	1,007	94	1,101	1,007	1,088	1,437	-7.4%	-29.9%

Total expenses	30,591	2,330	32,921	30,591	25,053	26,690	22.1%	14.6%

Income/(loss) before taxes	18,618	(1,939)	16,679	18,618	21,830	16,476	-14.7%	13.0%

Income tax expense/(benefit)	7,131	(74)	7,057	7,131	9,662	—	-26.2%	n/a

Net income/(loss)	$11,487	$(1,865)	$9,622	$11,487	$12,168	$16,476	-5.6%	-30.3%

Pretax margin	37.8%		33.6%

Gross margin	82.5%		81.4%

WISDOMTREE INVESTMENTS, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	US Listed Business 12M/14	European Listed Business 12M/14		US Listed Business
			Total 12M/14	12M/14	12M/13	% Change
Revenues
Advisory fees	$181,987	$829	$182,816	$181,987	$148,594	22%
Other income	960	(14)	946	960	874	10%

Total revenues	182,947	815	183,762	182,947	149,468	22%

Expenses
Compensation and benefits	38,758	2,237	40,995	38,758	36,210	7%
Fund management and administration	33,266	1,117	34,383	33,266	35,076	-5%
Marketing and advertising	11,193	321	11,514	11,193	8,309	35%
Sales and business development	5,759	462	6,221	5,759	6,474	-11%
Professional and consulting fees	6,222	1,356	7,578	6,222	2,748	126%
Occupancy, communication and equipment	3,366	212	3,578	3,366	2,784	21%
Depreciation and amortization	816	5	821	816	439	86%
Third party sharing arrangements	594	—	594	594	1,368	-57%
Other	4,342	188	4,530	4,342	4,523	-4%

Total expenses	104,316	5,898	110,214	104,316	97,931	7%

Income/(loss) before taxes	78,631	(5,083)	73,548	78,631	51,537	53%

Income tax expense/(benefit)	12,941	(444)	12,497	12,941	—	n/a

Net income/(loss)	$65,690	$(4,639)	$61,051	$65,690	$51,537	27%

Pretax margin	43.0%		40.0%

Gross margin	81.5%		81.0%

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share amounts)

	December 31, 2014	December 31, 2013
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$165,284	$104,316
Accounts receivable	18,176	17,591
Deferred tax asset, net	3,872	—
Other current assets	1,708	1,320

Total current assets	189,040	123,227

Fixed assets, net	10,356	6,252
Investments	13,990	11,748
Deferred tax asset, net	5,618	—
Goodwill	1,676	—
Other noncurrent assets	71	564

Total assets	$220,751	$141,791

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$9,983	$10,394
Compensation and benefits payable	14,333	14,278
Accounts payable and other liabilities	5,115	4,384

Total current liabilities	29,431	29,056

Other noncurrent liabilities:
Acquisition payable	1,757	—
Deferred rent payable	5,278	3,706

Total liabilities	36,466	32,762

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
issued: 134,959 and 132,247	1,350	1,322
outstanding: 133,445 and 130,350
Additional paid-in capital	209,216	184,201
Accumulated other comprehensive loss	(53)	—
Accumulated deficit	(26,228)	(76,494)

Total stockholders’ equity	184,285	109,029

Total liabilities and stockholders’ equity	$220,751	$141,791

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended
	December 31,	December 31,
	2014	2013
	(Unaudited)
Cash flows from operating activities
Net income	$61,051	$51,537
Non-cash items included in net income:
Income tax expense	12,403	—
Depreciation and amortization	821	439
Stock-based compensation	8,137	6,459
Deferred rent	1,572	706
Accretion to interest income and other	(72)	116
Changes in operating assets and liabilities:
Accounts receivable	(369)	(5,020)
Other assets	99	(579)
Fund management and administration payable	(445)	3,470
Compensation and benefits payable	(186)	12,122
Accounts payable and other liabilities	(381)	874

Net cash provided by operating activities	82,630	70,124

Cash flows from investing activities
Purchase of fixed assets	(4,894)	(6,211)
Purchase of investments	(3,225)	(3,597)
Cash acquired on acquisition	1,349	—
Proceeds from the redemption of investments	939	2,781

Net cash used in investing activities	(5,831)	(7,027)

Cash flows from financing activities
Shares repurchased	(6,531)	(1,613)
Dividends paid	(10,785)	—
Proceeds from exercise of stock options	1,544	1,586

Net cash used in financing activities	(15,772)	(27)

Decrease in cash flows due to changes in foreign exchange rate	(59)	—

Net increase in cash and cash equivalents	60,968	63,070

Cash and cash equivalents - beginning of period	104,316	41,246

Cash and cash equivalents - end of period	$165,284	$104,316

Supplemental disclosure of cash flow information
Cash paid for taxes	$66	$38

Non-cash investing and financing activities:
Cashless exercise of stock options	$—	$267

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended			For the Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
US LISTED ETFs
Total ETFs (in millions)
Beginning of period assets	35,823	35,500	31,352	34,884	18,286
Inflows/(outflows)	4,496	748	2,308	5,075	14,323
Market appreciation/(depreciation)	(1,038)	(425)	1,224	(678)	2,275

End of period assets	39,281	35,823	34,884	39,281	34,884

Average assets during the period	37,680	35,554	33,091	35,308	28,472
Revenue Days	365	92	92	365	365

ETF Industry and Market Share (in billions)
ETF industry net inflows	118.3	48.8	58.6	239.3	179.9
WisdomTree market share of industry inflows	3.8%	1.5%	3.9%	2.1%	8.0%

International Hedged Equity ETFs (in millions)
Beginning of period assets	13,971	12,557	11,481	13,348	1,258
Inflows/(outflows)	4,580	799	1,243	4,865	10,441
Market appreciation/(depreciation)	(791)	615	624	(453)	1,649

End of period assets	17,760	13,971	13,348	17,760	13,348

Average assets during the period	15,637	12,654	11,848	13,383	8,770

US Equity ETFs (in millions)
Beginning of period assets	7,939	8,052	6,271	7,181	4,371
Inflows/(outflows)	968	84	367	1,462	1,477
Market appreciation/(depreciation)	483	(197)	543	747	1,333

End of period assets	9,390	7,939	7,181	9,390	7,181

Average assets during the period	8,833	8,067	6,771	7,949	5,819

Emerging Markets Equity ETFs (in millions)
Beginning of period assets	7,495	7,606	7,703	7,448	7,332
Inflows/(outflows)	(836)	270	(246)	(810)	865
Market appreciation/(depreciation)	(472)	(381)	(9)	(451)	(749)

End of period assets	6,187	7,495	7,448	6,187	7,448

Average assets during the period	7,092	7,878	7,891	7,208	7,762

International Developed Equity ETFs (in millions)
Beginning of period assets	4,494	5,340	3,150	3,864	2,474
Inflows/(outflows)	(305)	(452)	565	573	967
Market appreciation/(depreciation)	(201)	(394)	149	(449)	423

End of period assets	3,988	4,494	3,864	3,988	3,864

Average assets during the period	4,170	5,016	3,490	4,667	2,959

Fixed Income ETFs (in millions)
Beginning of period assets	1,379	1,376	2,095	1,906	2,118
Inflows/(outflows)	(164)	69	(144)	(680)	121
Market appreciation/(depreciation)	(63)	(66)	(45)	(74)	(333)

End of period assets	1,152	1,379	1,906	1,152	1,906

Average assets during the period	1,294	1,385	2,008	1,465	2,352

Currency ETFs (in millions)
Beginning of period assets	362	406	502	979	611
Inflows/(outflows)	232	(35)	515	(373)	418
Market appreciation/(depreciation)	5	(9)	(38)	(7)	(50)

End of period assets	599	362	979	599	979

Average assets during the period	456	380	933	465	673

Alternative Strategy ETFs (in millions)
Beginning of period assets	183	163	150	158	122
Inflows/(outflows)	21	13	8	38	34
Market appreciation/(depreciation)	1	7	—	9	2

End of period assets	205	183	158	205	158

Average assets during the period	198	174	150	171	137

	Three Months Ended			For the Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Average ETF assets during the period
International hedged equity ETFs	42%	36%	36%	38%	31%
US equity ETFs	23%	23%	20%	23%	20%
Emerging markets equity ETFs	19%	22%	24%	20%	27%
International developed equity ETFs	11%	14%	11%	13%	11%
Fixed income ETFs	3%	4%	6%	4%	8%
Currency ETFs	1%	1%	3%	1%	2%
Alternative strategy ETFs	1%	0%	0%	1%	1%

Total	100%	100%	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.95%	0.94%	0.94%	0.95%	0.94%
Emerging markets equity ETFs	0.70%	0.68%	0.66%	0.68%	0.66%
International developed equity ETFs	0.56%	0.56%	0.56%	0.56%	0.56%
Fixed income ETFs	0.53%	0.55%	0.55%	0.54%	0.55%
International hedged equity ETFs	0.51%	0.50%	0.49%	0.50%	0.49%
Currency ETFs	0.49%	0.49%	0.48%	0.49%	0.49%
US equity ETFs	0.35%	0.35%	0.35%	0.35%	0.35%

Blended total	0.52%	0.52%	0.51%	0.52%	0.52%

Number of ETFs - end of the period
International developed equity ETFs	17	17	16	17	16
US equity ETFs	13	13	13	13	13
Fixed income ETFs	12	12	11	12	11
International hedged equity ETFs	12	12	6	12	6
Emerging markets equity ETFs	8	7	7	8	7
Currency ETFs	6	6	6	6	6
Alternative strategy ETFs	2	2	2	2	2

Total	70	69	61	70	61

EUROPEAN LISTED ETPs
Total ETPs (in thousands)
Beginning of period assets***	123,210	113,244		96,817
Inflows/(outflows)	82,175	19,224		119,057
Market appreciation/(depreciation)	(40,367)	(9,258)		(50,856)

End of period assets	165,018	123,210		165,018

Average ETP advisory fee during the period	0.78%	0.79%		0.79%
Number of ETPs - end of the period	50	42		50

Total UCITS ETFs (in thousands)
Beginning of period assets****	—
Inflows/(outflows)	16,036
Market appreciation/(depreciation)	143

End of period assets	16,179

Average ETP advisory fee during the period	0.38%
Number of ETPs - end of the period	6

Global headcount	124	117	87	124	87

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

***	12 month stats began April 16, 2014
****	UCITS first launched October 24, 2014

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include gross margin, gross margin percentage and our operating results for our US and European listed ETF businesses. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We disclose gross margin as a non-GAAP financial measurement to allow investors to analyze our revenues less the direct costs paid to third parties attributable to those revenues. We disclose the results of our US listed ETF business to allow investors to better compare our results to the prior year as in April 2014, we acquired Boost ETP, a UK based ETP sponsor.

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended			For the Year Ended
	Dec. 31, 2014	Sep. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
GAAP total revenue	$49,600	$47,114	$43,166	$183,762	$149,468
Fund management and administration	(8,932)	(8,465)	(8,953)	(34,383)	(35,076)
Third party sharing arrangements	(282)	(187)	(455)	(594)	(1,368)

Gross margin	$40,386	$38,462	$33,758	$148,785	$113,024

Gross margin percentage	81.4%	81.6%	78.2%	81.0%	75.6%

US listed ETFs:

GAAP total revenue	$49,209	$46,883	$43,166	$182,947	$149,468
Fund management and administration	(8,334)	(8,139)	(8,953)	(33,266)	(35,076)
Third party sharing arrangements	(282)	(187)	(455)	(594)	(1,368)

Gross margin	$40,593	$38,557	$33,758	$149,087	$113,024

Gross margin percentage	82.5%	82.2%	78.2%	81.5%	75.6%